EXHIBIT 3.5

                              ARTICLES OF AMENDMENT

                                  JULY 18, 1994

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                            BUSINESS CORPORATIONS ACT
                              (SECTION 27 OR 1 71)


                                     Alberta





REGISTRIES
Corporate Registry                                       ARTICLES OF AMENDMENT
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1.     NAME OF CORPORATION.                         2. CORPORATE ACCESS NUMBER
       LEADER MINING CORPORATION                       20560582

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3      ITEM NO.  1    OF THE ARTICLES OF THE ABOVE NAMED CORPORATION ARE AMENDED
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                 IN ACCORDANCE WITH SECTION 167.1A. OF THE BUSINESS CORPORATIONS
                 ACT.

LEADER MINING CORPORATION
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DATE                                         SIGNATURE/TITLE



07/18/1994
                                        /S/_____________________________________
                                             FINANCIAL CONTROLLER